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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, IL
May 30, 2006